EXHIBIT 21.01

SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.

AS OF DECEMBER 31, 2022

Percent
Name of Subsidiary	Owned
Alamo Gulf Coast Railroad Company, a Texas corporation	99.5%[1]
Alamo North Texas Railroad Company, a Texas corporation	99.5%[2]
American Aggregates Corporation, a North Carolina corporation	100%
American Materials Technologies, LLC, a Tennessee limited liability company	100%[3]
American Stone Company, a North Carolina corporation	50%[4]
Bahama Rock Limited, a Bahamas corporation	100%
Bluegrass – Blue Mount, LLC, a North Carolina limited liability company	100%[5]
Bluegrass Materials Company, LLC, a North Carolina limited liability company	100%[6]
Bluegrass-St. Marys, LLC, a North Carolina limited liability company	100%[7]
Brookhollow Corporation, a Delaware corporation	100%[8]
Campbell’s C-Ment Contracting, Inc., a Colorado corporation	100%[9]
CIG MC LLC, a Colorado limited liability company	100%
Creole Corporation, a Delaware corporation	100%[10]
FRI Ready Mix of Tennessee, LLC, a Florida limited liability company	100%[11]

1 Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials Southwest, LLC, (99.5%) and certain individuals (0.5%).

2 Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, LLC, (99.5%) and certain individuals (0.5%).

3 American Materials Technologies, LLC is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

4 Martin Marietta Materials, Inc. owns a 50% interest in American Stone Company.

5 Bluegrass – Blue Mount, LLC is a wholly owned subsidiary of Bluegrass Materials Company, LLC.

6 Bluegrass Materials Company, LLC is a wholly owned subsidiary of Panadero Midco, LLC.

7 Bluegrass-St. Marys, LLC is a wholly owned subsidiary of Bluegrass Materials Company, LLC.

8 Brookhollow Corporation is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

9 Campbell’s C-Ment Contracting, Inc. is a wholly-owned subsidiary of Suburban Acquisition Company.

10 Creole Corporation is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

11 FRI Ready Mix of Tennessee, LLC is a wholly owned subsidiary of American Materials Technologies, LLC.

Front Range Aggregates LLC, a Delaware limited liability company	100%
Granite Canyon Quarry, a Wyoming joint venture	100%[12]
Harding Street Corporation, a North Carolina corporation	100%
HSMM LLC, a North Carolina limited liability company	100%
Kent Sand & Gravel Company, LLC, a North Carolina limited liability company	100%[13]
Mardell Trucking Company, Inc., a North Carolina corporation	100%[14]
Martin Marietta Arizona, LLC, a North Carolina limited liability company	100%[15]
Martin Marietta Bluegrass, LLC, a North Carolina limited liability company	100%[16]
Martin Marietta California A&P, LLC, a North Carolina limited liability company	100%[17]
Martin Marietta California Ready-Mix, LLC, a Delaware limited liability company	100%[18]
Martin Marietta Composites, Inc., a Delaware corporation	100%
Martin Marietta Fleet Management LLC, a North Carolina limited liability company	100%[19]
Martin Marietta Funding LLC, a Delaware limited liability company	100%
Martin Marietta Inc., a North Carolina corporation	100%
Martin Marietta Kansas City, LLC, a Delaware limited liability company	100%[20]
Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability company	100%
Martin Marietta Marine Finance, LLC, a California limited liability company	100%[21]

12 Granite Canyon Quarry is owned 51% by Meridian Granite Company and 49% by Martin Marietta Materials Real Estate Investments, Inc.

13 Kent Sand & Gravel Company, LLC is a wholly owned subsidiary of Bluegrass Materials Company, LLC.

14 Mardell Trucking Company, Inc. is owned 50% by Bluegrass Materials Company, LLC and 50% by Petrillo Brothers, Inc.

15 Martin Marietta Arizona, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

16 Martin Marietta Bluegrass, LLC is owned 61.62% by Panadero Corp. and 38.38% by Martin Marietta Materials, Inc.

17 Martin Marietta California A&P, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

18 Martin Marietta California Ready-Mix, LLC is a wholly owned subsidiary of Martin Marietta Southern California Cement, LLC

19 Martin Marietta Fleet Management LLC, is a wholly owned subsidiary of Martin Marietta Texas Ready-Mix, LLC

20 Martin Marietta Kansas City, LLC is owned 95% by Martin Marietta Materials, Inc. and 5% by Martin Marietta Materials of Missouri, Inc.

21 Martin Marietta Marine Finance, LLC is a wholly owned subsidiary of Martin Marietta Northern California Aggregates, LLC.

Martin Marietta Marine Operations, LLC, a California limited liability company	100%[22]
Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation	100%
Martin Marietta Materials of Missouri, Inc., a North Carolina corporation	100%
Martin Marietta Materials Real Estate Investments, Inc., a North Carolina corporation	100%
Martin Marietta Materials Southwest, LLC, a Delaware limited liability company	100%
Martin Marietta Materials West Division, LLC, a North Carolina limited liability company	100%
Martin Marietta Northern California Aggregates, LLC, a Delaware limited liability company	100%[23]
Martin Marietta North Texas Cement, LLC, a Delaware limited liability company	100%
Martin Marietta Pacific District Cement LLC, a Delaware limited liability company	100%[24]
Martin Marietta San Diego Aggregates LLC, a California limited liability company	100%[25]
Martin Marietta Southern California Aggregates, LLC, a Delaware limited liability company	100%[26]
Martin Marietta Southern California Cement, LLC, a Delaware limited liability company	100%[27]
Martin Marietta South Texas Cement, LLC, a Delaware limited liability company	100%
Martin Marietta Texas Ready-Mix, LLC, a Texas limited liability company	100%[28]
Martin Marietta Stockton, LLC, a Delaware limited liability company	100%[29]
Martin Marietta Southwest Ready-Mix, Inc., a Delaware corporation	100%
Martin Marietta Transportation and Distribution, LLC	100%

22 Martin Marietta Marine Operations, LLC is a wholly owned subsidiary of Martin Marietta Northern California Aggregates, LLC.

23 Martin Marietta Northern California Aggregates, LLC is a wholly owned subsidiary of Martin Marietta Southern California Aggregates, LLC.

24 Martin Marietta Pacific District Cement LLC is a wholly owned subsidiary of MMMW CMT, LLC.

25 Martin Marietta San Diego Aggregates LLC is a wholly owned subsidiary of Martin Marietta Southern California Aggregates, LLC.

26 Martin Marietta Southern California Aggregates, LLC is a wholly owned subsidiary of MMMW AGG, LLC.

27 Martin Marietta Southern California Cement, LLC is a wholly owned subsidiary of Martin Marietta Pacific District Cement LLC.

28 Martin Marietta Texas Ready-Mix, LLC is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

29 Martin Marietta Stockton, LLC is a wholly owned subsidiary of Martin Marietta Southern California Cement, LLC

Material Producers, Inc., an Oklahoma corporation	100%[30]
Maryland Materials, Inc., a North Carolina corporation	100%[31]
Meridian Aggregates Company, a Limited Partnership, a North Carolina limited partnership	100%[32]
Meridian Aggregates Company Northwest, LLC, a North Carolina limited liability company	100%
Meridian Aggregates Investments, LLC, a North Carolina limited liability company	100%[33]
Meridian Granite Company, a North Carolina corporation	100%[34]
Mid-State Construction & Materials, Inc., an Arkansas corporation	100%
Mission Valley Rock Co., LLC, a California limited liability company	100%[35]
MMM Mexico I, LLC, a North Carolina limited liability company	100%[36]
MMM Mexico, LLC, a North Carolina limited liability company	100%[37]
MMMW AGG, LLC, a North Carolina limited liability company	100%[38]
MMMW CMT, LLC, a North Carolina limited liability company	100%[39]
MTD Pipeline LLC, a Delaware limited liability company	50%[40]
North East Land and Material Company, Inc., a North Carolina corporation	100%[41]
Panadero Corp., a North Carolina corporation	100%
Panadero Midco, LLC, a North Carolina limited liability company	100%[42]

30 Material Producers, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, LLC.

31 Maryland Materials, Inc. is owned 50% by Bluegrass Materials Company, LLC and 50% by Petrillo Brothers, Inc.

32 Meridian Aggregates Company, a Limited Partnership, is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.

33 Meridian Aggregates Investments, LLC is owned 99% by Martin Marietta Materials, Inc. and 1% by Martin Marietta Materials Real Estate Investments, Inc.

34 Meridian Granite Company is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

35 Mission Valley Rock Co., LLC is a wholly owned subsidiary of Martin Marietta Northern California Aggregates, LLC.

36 MMM Mexico I, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

37 MMM Mexico, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

38 MMMW AGG, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

39 MMMW CMT, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

40 Martin Marietta Magnesia Specialties, LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in MTD Pipeline LLC.

41 North East Land and Material Company, Inc. is a wholly owned subsidiary of Maryland Materials, Inc.

42 Panadero Midco, LLC is a wholly owned subsidiary of Martin Marietta Bluegrass, LLC.

PCAz Leasing, LLC, an Arizona limited liability company	100%[43]
Petrillo Brothers, Inc., a North Carolina corporation	100%[44]
Piedras y Arenas Baja, S. de R.L. de C.V., a Mexican limited liability company	100%[45]
Powderly Transportation, Inc., a North Carolina corporation	100%[46]
R&S Sand & Gravel, LLC, a North Carolina limited liability company	100%[47]
Riverside Cement Company, a California partnership	100%[48]
Rock & Rail LLC, a Colorado limited liability company	100%
Rocky Mountain Materials and Asphalt, Inc., a Colorado corporation	100%
Rocky Mountain Premix, Inc., a Colorado corporation	100%
Rocky Mountain Ready Mix Concrete, Inc., a Colorado corporation	100%[49]
Royal Gorge Express, LLC, a Colorado Limited Liability Company	50%[50]
St. Marys Sand Company, LLC, a North Carolina limited liability company	100%[51]
Suburban Acquisition Company, a Colorado corporation	100%
Theodore Holding, LLC, a Delaware limited liability company	60.7%[52]
Tiller Corporation, a North Carolina corporation	100%
Two Rivers Cement LLC, a Delaware limited liability company	50%[53]
TXI Aviation, Inc. dba TXI Retail, a Texas corporation	100%[54]

43 PCAz Leasing, LLC is a wholly owned subsidiary of Martin Marietta Arizona, LLC.

44 Petrillo Brothers, Inc. is a wholly owned subsidiary of Bluegrass Materials Company, LLC.

45 Piedras y Arenas Baja, S. De R.L. de C.V. is owned 99.9999% by MMM Mexico, LLC and 0.0001% by MMM Mexico I, LLC.

46 Powderly Transportation, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

47 Martin Marietta Materials, Inc. is the manager of and owns a 90% interest in R&S Sand & Gravel, LLC. The other 10% is owned by Harding Street Corporation, a wholly owned subsidiary of Martin Marietta Materials, Inc.

48 Riverside Cement Company is owned 49% by TXI California, LLC. and 51% by TXI Riverside LLC

49 Rocky Mountain Ready Mix Concrete, Inc. is a wholly owned subsidiary of Campbell’s C-Ment Contracting, Inc.

50 Rock & Rail LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in Royal Gorge Express, LLC

51 St. Marys Sand Company, LLC is a wholly owned subsidiary of Bluegrass-St. Marys, LLC.

52 Martin Marietta Materials, Inc. is the manager of and owns a 60.7% interest in Theodore Holdings, LLC.

53 MMMW CMT, LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% ownership interest in Two Rivers Cement LLC.

54 TXI Aviation, Inc. is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

TXI California, LLC, a Delaware limited liability company	100%[55]
TXI Riverside, LLC, a Delaware limited liability company	100%[56]
Valley Stone LLC, a Virginia limited liability company	50%[57]

55 TXI California, LLC is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

56 TXI Riverside, LLC is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

57 Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.